Exhibit 99.1

   LSB INDUSTRIES, INC. ANNOUNCES RESUMING PRODUCTION AT SUBSIDIARY'S BAYTOWN,
                                 TEXAS FACILITY

    OKLAHOMA CITY, Oct. 3 /PRNewswire-FirstCall/ -- LSB Industries, Inc. whose common stock is traded over the American Stock Exchange under the symbol LXU (Amex: LXU) announced today that its subsidiary, El Dorado Nitrogen, L.P. ("EDNLP"), which is located in Baytown, Texas, has resumed production at its nitric acid plant, which had shut down in anticipation of Hurricane Rita. El Dorado Nitrogen had coordinated its shut down with its major customer, which had also shut down its various Baytown operating units in anticipation of the hurricane. EDNLP's nitric acid plant received no damage from the storm.

    LSB is a manufacturing, marketing, and engineering company with activities on a worldwide basis. LSB's principal business activities consist of the manufacture and sale of commercial and residential climate control products, the manufacture and sale of chemical products for the mining, agricultural and industrial markets, and the provision of specialized engineering services and other activities.

SOURCE  LSB Industries, Inc.
    -0-                             10/03/2005
    /CONTACT: COMPANY CONTACT: Tony M. Shelby, Chief Financial Officer, +1-405-235-4546; or KCSA CONTACT: Leslie A. Schupak or Joe Mansi, +1-212-682-6300, ext. 205 or 207, all for LSB Industries, Inc./
    /Web site:  http://www.lsb-okc.com/